Exhibit 21.1
AXIS CAPITAL HOLDING LIMITED
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Jurisdiction of Incorporation
AXIS Bermuda Services Limited	Bermuda

AXIS Specialty Holdings Bermuda Limited	Bermuda

AXIS Specialty Limited	Bermuda

AXIS Specialty Markets Limited	Bermuda

AXIS Specialty Markets II Limited	Bermuda

AXIS Ventures Limited	Bermuda

AXIS Ventures Reinsurance Limited	Bermuda

AXIS Re SE	Ireland

AXIS Specialty Europe SE	Ireland

AXIS Specialty Global Holdings Limited	Ireland

AXIS Specialty Holdings Ireland Limited	Ireland

AXIS Specialty Insurance Company	Connecticut

AXIS Group Services, Inc.	Delaware

AXIS Specialty Finance LLC	Delaware

AXIS Specialty U.S. Holdings, Inc.	Delaware

AXIS Specialty U.S. Services, Inc.	Delaware

AXIS Insurance Company	Illinois

AXIS Surplus Insurance Company	Illinois

AXIS Reinsurance Company	New York

AXIS Corporate Capital UK Limited	United Kingdom

AXIS Specialty Finance PLC	United Kingdom

AXIS Specialty UK Holdings Limited	United Kingdom

AXIS UK Corporate Services Limited	United Kingdom

Dexta Corporation Pty Ltd	Australia

Sirius Australia Holdings Pty Ltd	Australia

AXIS Re SE Escritório de Representação No Brasil Ltda.	Brazil

AXIS Specialty Canada Services, ULC	British Columbia